Exhibit 99.1

FIRST COMMUNITY BANK CORPORATION

OF AMERICA

Contact: Kenneth P. Cherven

President/CEO

(727) 520-0987

FOR IMMEDIATE RELEASE

NEWS

RELEASE

St. Petersburg, Florida (July 23, 2003) – Kenneth P. Cherven, President of First Community Bank Corporation of America, reported after-tax earnings for the first six months ended June 30, 2003 of $681,000 or $0.49 per share, compared to $343,000 or $0.26 per share for the same period in 2002.

First Community Bank Corporation of America, with assets of $163 million, is the holding company for First Community Bank of America, a locally owned community bank, with offices in St. Petersburg, Pinellas Park, Port Charlotte, and Largo (opening September 2003).

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